As filed with the Securities and Exchange Commission on August 11, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Premier, Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2477140
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(704) 357-0022

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

David L. Klatsky

General Counsel

Premier, Inc.

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(704) 357-0022

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Andrew A. Gerber Deputy General Counsel Premier, Inc. 13034 Ballantyne Corporate Place Charlotte, NC 28277 Telephone and Facsimile: (704) 816-5556	Mark J. Mihanovic McDermott Will & Emery LLP 2049 Century Park East, Suite 3200 Los Angeles, CA 90067 Telephone: (310) 277-4110 Facsimile: (310) 277-4730

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for compliance with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Class A Common Stock, par value $0.01 per share	50,143,414	$34.41	$1,725,434,876	$223,962

(1)

This registration statement also relates to an indeterminate number of shares which may be issued with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a recapitalization, merger, consolidation or otherwise.

(2)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of our common stock reported on the NASDAQ Global Select Market on August 6, 2020.

PROSPECTUS

50,143,414 Shares

CLASS A COMMON STOCK

This prospectus relates to an aggregate of 50,143,414 shares of Class A common stock (the “Shares”) of Premier, Inc. (“Premier”) that may be resold from time to time by the selling stockholders listed in the table under the section entitled “Selling Stockholders” in this prospectus for their own account (the “Selling Stockholders”). We are not selling any Shares pursuant to this prospectus and we will not receive any proceeds from the resale of Shares from time to time by the Selling Stockholders. We are registering the Shares to provide the Selling Stockholders with freely tradable Shares. The registration of the Shares covered by this prospectus does not necessarily mean that any or all of the Shares will be sold by the Selling Stockholders.

The Selling Stockholders received their Shares pursuant to the Agreement and Plan of Merger, dated as of August 11, 2020 (the “Merger Agreement”), by and among Premier Healthcare Alliance, L.P. (“Premier LP”), a California limited partnership, BridgeCo, LLC, a California limited liability company formed for the sole purpose of merging with and into Premier LP (“BridgeCo”), and Premier, a Delaware corporation (the “Merger”). The Shares were issued to the Selling Stockholders as consideration under the Merger Agreement for the acquisition from such Selling Stockholders of all of the outstanding Class B Common Units of Premier LP through the merger of BridgeCo with and into Premier LP, with Premier LP as the surviving entity (the “Merger”).

The Selling Stockholders may sell the Shares directly to purchasers or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions. The Selling Stockholders may sell the Shares at any time at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at privately negotiated prices. This prospectus describes the general manner in which the Shares may be offered and sold by the Selling Stockholders. If necessary, more information regarding the manner in which the Shares may be offered and sold will be described in a supplement to this prospectus.

Our Class A common stock is traded on the NASDAQ Global Select Market, or NASDAQ, under the symbol “PINC.” On August 10, 2020, the last reported sales price of our common stock on NASDAQ was $34.75 per share.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and Current Report on Form 8-K dated August 11, 2020, which is incorporated by reference herein, as may be updated by our periodic and current reports, and on page 7 of this prospectus before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act, as amended (the “Securities Act”), that we have filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act using a “shelf” registration, or continuous offering, process. Under this shelf registration statement, Selling Stockholders may from time to time offer and sell the Shares covered by this prospectus in one or more offerings. This prospectus does not contain all the information set forth in the registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the Shares covered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities offered hereby, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In connection with offerings by Selling Stockholders, we may file one or more prospectus supplements that would contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We and the Selling Stockholders have not authorized anyone to give any information or to make any representations different from the information which is contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by us.

You should assume that the information appearing in this prospectus and any prospectus supplement and documents incorporated by reference is accurate only as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed materially since any of those dates. To the extent there is a conflict or inconsistency between the information contained in this prospectus and any prospectus supplement we may authorize to be delivered to you, you should rely on the information in the prospectus supplement, except that if any statement in one of these documents is inconsistent with a statement in another such document having a later date (such as a document incorporated by reference in this prospectus or any prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we provide in other documents filed by us with the SEC. Information incorporated by reference is an important part of this prospectus. The documents or portions thereof listed below have been filed by us with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed on August 23, 2019;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 from our Definitive Proxy Statement on Schedule 14A dated October 23, 2019;

•

our Quarterly Reports on Form 10-Q for the quarters ended (i)  September 30, 2019, filed on November  5, 2019, (ii) December 31, 2019, filed on February  5, 2020, and March 31, 2020, filed on May 6, 2020;

•

our Current Reports on Form 8-K filed with the SEC on July  31, 2019, August  5, 2019 (excluding Item 7.01), October  25, 2019, October  31, 2019, December  6, 2019, January  23, 2020, January  31, 2020, February  4, 2020 (excluding Item 7.01), February  28, 2020, April  30, 2020, July  31, 2020 and August 11, 2020 (excluding Item 7.01); and

•

the description of our Class  A common stock in our registration statement on Form 8-A filed with the SEC on September 25, 2013, as amended by the description of our Class A common stock contained in Exhibit 4.1.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and any accompanying prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents.

To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control.

Copies of all documents which are incorporated by reference in this prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus is delivered, upon written or oral request. Requests should be directed to our Corporate Secretary, 13034 Ballantyne Corporate Place, Charlotte, NC 28277, telephone number: (704) 357-0022. You also may obtain copies of these filings, at no cost, by accessing our website at www.premierinc.com. The information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our SEC filing number is 001-36092.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement of which this prospectus forms a part, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC’s web site at http://www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus that are not statements of historical or current fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to our beliefs and expectations regarding future events and trends affecting our business and are necessarily subject to uncertainties, many of which are outside our control. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

•

the impact of the continuing financial and operational uncertainty due to the current coronavirus (“COVID-19”) or future pandemics, including the impact on the overall economy, our sales, operations and supply chains, our members, workforce and suppliers, and countries where we operate, and the interpretation and enforcement of current or future government regulations impacting suppliers’ ability to bring drugs and devices to market as well as reimbursement to healthcare providers;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	consolidation in the healthcare industry;

•	potential delays recognizing or increasing revenue if the sales cycle or implementation period takes longer than expected;

•

a reduction of activity levels by members participating in our group purchasing organization (“GPO”) programs, or the failure of a significant number of members to renew their GPO participation agreements on substantially similar terms or at all;

•	the rate at which the markets for our software-as-a-service (“SaaS”) informatics products and services develop;

•	the dependency of our members on payments from third-party payers;

•	our reliance on administrative fees that we receive from GPO suppliers;

•	our ability to maintain third-party provider and strategic alliances or enter into new alliances;

•	our ability to timely offer new and innovative products and services;

•	the portion of revenues we receive from our largest members;

•	risks and expenses related to future acquisition opportunities and integration of acquisitions;

•	financial and operational risks associated with investments in or loans to businesses that we do not control, particularly early stage companies;

•	potential litigation;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers and other third parties and our own systems for providing services to our users;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers, or breaches or failures of our security measures;

•

the financial, operational and reputational consequences of cyber-attacks or other data security breaches that disrupt our operations or result in the dissemination of proprietary or confidential information about us or our members or other third parties;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	our use of “open source” software;

•	our dependency on contract manufacturing facilities located in various parts of the world;

•	our ability to attract, hire, integrate and retain key personnel;

•	adequate protection of our intellectual property and potential claims against our use of the intellectual property of third parties;

•	potential sales and use tax liability in certain jurisdictions;

•	changes in tax laws that materially impact our tax rate, income tax expense, anticipated tax benefits, deferred tax assets, cash flows or profitability;

•	our indebtedness and our ability to obtain additional financing on favorable terms, including our ability to renew or replace our existing long-term credit facility at maturity;

•	fluctuation of our quarterly cash flows, revenues and results of operations;

•

changes and uncertainty in the political, economic or regulatory environment affecting healthcare organizations, including with respect to the status of the Patient Protection and Affordable Care Act, as amended by the Healthcare and Education Reconciliation Act of 2010, collectively referred to as the “ACA”;

•	our compliance with complex federal and state laws governing financial relationships among healthcare providers and the submission of false or fraudulent healthcare claims;

•	interpretation and enforcement of current or future antitrust laws and regulations;

•	compliance with complex federal and state privacy, security and breach notification laws;

•	compliance with current or future laws, rules or regulations adopted by the Food & Drug Administration (“FDA”) applicable to our software applications that may be considered medical devices;

•	our holding company structure and dependence on distributions from Premier Healthcare Alliance, L.P. (“Premier LP”);

•	different interests among our GPO members or between us and our GPO members;

•	the ability of our GPO members to exercise significant control over us;

•

the payments required under the TRA Acceleration Agreements that will reduce the amount of overall cash flow that would otherwise be available to us and our ability to realize all or a portion of the tax benefits that are expected relative to the fixed cost associated with the acceleration of our tax receivable agreements;

•	provisions in our certificate of incorporation and bylaws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	failure to maintain an effective system of internal controls over financial reporting or an inability to remediate any weaknesses identified and the related costs of remediation;

•	our ability to pay dividends at or above the current rate, or at all, on our Class A common stock;

•	the timing and number of shares of Class A common stock re-purchased by the Company, if any, pursuant to our current or any future Class A common stock repurchase program;

•	possible future issuances of common stock, preferred stock, limited partnership units or debt securities and the dilutive effect of such issuances; and

•

the risk factors discussed under the heading “Risk Factors” under Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (the “2019 Annual Report”) and Current Report on Form 8-K dated August 11, 2020, each as, filed with the SEC.

More information on potential factors that could affect our financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similarly captioned sections of our periodic and current filings made from time to time with the SEC, which are available on our website at http://investors.premierinc.com/. You should not place undue reliance on any of our forward-looking statements which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Furthermore, we cannot guarantee future results, events, levels of activity, performance or achievements.

OUR COMPANY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “Premier”, “our company”, “we”, “us”, and “our” refer to Premier, Inc., a Delaware corporation, and its consolidated subsidiaries.

Premier, Inc. was incorporated in Delaware on May 14, 2013 and, together with our subsidiaries and affiliates, is a leading healthcare improvement company, uniting an alliance of more than 4,000 U.S. hospitals and health systems and approximately 175,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, we enable better care and outcomes at a lower cost. We believe that we play a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. We deliver value through a comprehensive technology-enabled platform that offers critical supply chain services, clinical, financial, operational and value based care SaaS and license-based clinical analytics products, consulting services and performance improvement collaborative programs.

We seek to address challenges facing healthcare providers through our comprehensive suite of solutions that we believe:

•	improve the efficiency and effectiveness of the healthcare supply chain;

•	deliver improvement in cost, quality and safety;

•	innovate and enable success in emerging healthcare delivery and payment models to manage the health of populations; and

•	utilize data and analytics to drive increased connectivity and clinical, financial and operational improvement.

Our principal executive offices are located at 13034 Ballantyne Corporate Place, Charlotte, North Carolina 28277, and our telephone number is (704) 357-0222. Our website is www.premierinc.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

RISK FACTORS

Investing in our securities involves risks. Before investing in our Class A common stock offered pursuant to this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed with the SEC and Current Report on Form 8-K dated August 11, 2020, as well as the risks, uncertainties and additional information (i) discussed below, (ii) set forth from time to time in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (iii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company and your investment in our Class A common stock. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

We are not selling any Shares under this prospectus, and we will not receive any of the proceeds from the resale of Shares from time to time by any Selling Stockholders. All costs, fees and other expenses incurred in connection with the registration of the Shares (including all registration and filing fees, Financial Industry Regulatory Authority, or FINRA, fees, NASDAQ listing fees, fees and expenses of our counsel and accountants and blue sky fees and expenses) will be borne by us, except that the Selling Stockholders will bear any brokerage commissions or underwriting discounts or commissions, and other selling expenses for accounting, tax or legal services incurred by such Selling Stockholders in disposing of the Shares.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and to our certificate of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Our authorized capital stock consists of 50,000,000 shares of preferred stock, par value $0.01 per share, 500,000,000 shares of Class A common stock, par value $0.01 per share, and 600,000,000 shares of Class B common stock, par value $0.000001 per share. To date we have issued, and unless our board of directors determines otherwise, we expect to continue to issue, all shares of our capital stock in uncertificated form. As of the date of this prospectus, we do not have any shares of preferred stock or Class B common stock outstanding.

Common Stock

Class A Common Stock

Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Except as otherwise provided by law, amendments to our certificate of incorporation or bylaws must be approved by 66 2/3% of the combined voting power of all shares of Class A common stock and Class B common stock, voting together as a single class.

Holders of our Class A common stock are entitled to receive dividends, when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over or the right to participate with the Class A common stock with respect to the payment of dividends or other distributions.

Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata, based on the number of shares of Class A common stock held, our remaining assets available for distribution.

The holders of our Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class A common stock.

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “PINC”.

The transfer agent and registrar for shares of our Class A common stock is EQ Shareowner Services.

Class B Common Stock

As of the date of this prospectus, there are no shares of Class B Common Stock outstanding.

Holders of our Class B common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of Class A common stock and Class B common stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to our certificate of incorporation or bylaws must be approved by 66 2/3% of the combined voting power of all shares of Class A common stock and Class B common stock, voting together as a single class.

Other than dividends payable in shares of our common stock, holders of shares of our Class B common stock are not entitled to receive dividends or to receive a distribution upon our dissolution or liquidation.

The holders of our Class B common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class B common stock.

Preferred Stock

As of the date of this prospectus, there are no shares of preferred stock outstanding.

Our certificate of incorporation authorizes our board of directors to establish, from time to time, one or more series of preferred stock and to determine or alter the designations, preferences, rights and any qualifications, limitations or restrictions, including the liquidation preferences, dividend rights and voting rights, of the shares of any such series thereof. Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without the need for stockholder approval or any action by our stockholders.

At the time our board of directors establishes a series of preferred stock, the terms and rights of such preferred stock may include:

•	the designation of the series;

•

the number of shares of the series, which number the board of directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease (but not below the number of shares thereof then outstanding);

•	the voting rights, if any, of the holders of the shares of the series;

•

the rate of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;

•

whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

•	the redemption rights and prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series in the event of our voluntary or involuntary liquidation, dissolution, or winding-up;

•

whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other series; and

•	any other relative rights, preferences, and limitations of such series.

One of the effects of the board of directors’ right to designate and issue preferred stock without stockholder approval may be to enable the board of directors to discourage an attempt to obtain control of the company by means of a tender offer, proxy contest, merger or otherwise. Furthermore, the issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NASDAQ, which will apply so long as the shares of Class A common stock remain listed on the NASDAQ, require stockholder approval of certain issuances of Class A common stock (including any securities convertible into Class A common stock) equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated or associated with the corporation who beneficially owned 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such entity or person is an interested stockholder. Section 203 defines “business combination” to include: (i) any merger or consolidation involving the corporation or a majority-owned subsidiary of the corporation and the interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation or a majority-owned subsidiary of the corporation involving the interested stockholder, (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or a majority-owned subsidiary of the corporation of any stock of the corporation or such subsidiary to the interested stockholder, (iv) any transaction involving the corporation or a majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or such subsidiary beneficially owned by the interested stockholder, or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a majority-owned subsidiary of the corporation.

A Delaware corporation may opt out of Section 203 either by an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out, and do not currently intend to opt out, of this provision. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance of such acquisition with our board of directors because the stockholder approval requirement referenced above would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions could prohibit or delay mergers or other takeover or change of control attempts and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Anti-takeover Effects of Our Organizational Documents

Certain provisions of our certificate of incorporation and our bylaws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares of Class A common stock. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of us without prior approval of our board of directors. These provisions are meant to encourage persons interested in acquiring control of us to first consult with our board of directors to negotiate terms of a potential business combination or offer. We believe that these provisions help protect us against an unsolicited proposal for a takeover of us that might affect the long-term value of our Class A common stock or that may not be otherwise in the best interests of our stockholders. For example, our certificate of incorporation and our bylaws:

•	divide our board of directors into three classes with staggered three-year terms, which may delay or prevent a change of our management or a change in control;

•

authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares of capital stock, making a takeover more difficult and expensive;

•	do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	do not permit stockholders to take action by written consent;

•	provide that special meetings of the stockholders may be called only by or at the direction of the board of directors, the chair of our board or our chief executive officer;

•	require that advance notice be given by stockholders for any stockholder proposals or director nominations;

•

require a super-majority vote of the stockholders holding 66 2/3% or more of the voting power of all outstanding shares of our capital stock entitled to vote, in order to amend our certificate of incorporation; and

•

allow our board of directors to make, alter or repeal our bylaws but only allow stockholders to amend our bylaws upon the approval of 66 2/3% or more of the voting power of all of the outstanding shares of our capital stock entitled to vote.

SELLING STOCKHOLDERS

The Selling Stockholders named below may offer from time to time in the future up to an aggregate of 50,143,414 shares of our Class A common stock, or “Shares”. This prospectus will not cover subsequent sales of Class A common stock purchased from the Selling Stockholders named in this prospectus. The following table sets forth the Selling Stockholders’ beneficial ownership of our Class A common stock as of the date of this prospectus. Information in the table below with respect to beneficial ownership has been furnished by each of the Selling Stockholders. We have not independently verified such information. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.

The Selling Stockholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. The following table sets forth the maximum number of shares of our Class A common stock that may be sold by each Selling Stockholder. Selling Stockholders may offer for sale all, some or none of their Shares listed in the table below. Therefore, it is difficult to predict with any degree of certainty the aggregate number of shares that the Selling Stockholders will ultimately offer pursuant to this prospectus or that the Selling Stockholders will ultimately own upon completion of sales under this prospectus.

Information about additional Selling Stockholders, if any, including their identities and the Shares to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act which are incorporated by reference in this prospectus. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

	Total Number of Shares of Class A Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares of Class A Common Stock Being Offered	Total Number of Shares of Class A Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Number	Percent(1)	Number	Number	Percent(1)
Adventist Health System Sunbelt Healthcare Corporation(2)	3,566,582	2.9%	3,566,582	—	—%
Adventist Health System/West(2)	3,160,984	2.6%	3,160,984	—	—%
Adventist HealthCare, Inc.	118,534	*	118,534	—	—%
Alliant Holding, LLC	248,203	*	199,999	48,204	*
AnMed Health	266,486	*	266,486	—	—%
Ashland Hospital Corporation d/b/a King’s Daughters Medical Center	36,861	*	36,861	—	—%
Aurora Health Care, Inc.	1,183,194	*	219,305	963,889	*
Avera Health	162,243	*	120,471	41,772	*
AvMed, Inc.	77,221	*	38,612	38,609	*
Banner Health(2)	2,631,748	2.2%	2,631,748	—	—%
Baptist Health South Florida	921,940	*	712,792	209,148	*
Baptist Health System, Inc.	554,973	*	554,973	—	—%
Baptist Healthcare System, Inc.	685,404	*	171,360	514,044	*
BayCare Health System, Inc.	91,918	*	91,918	—	—%
Bayhealth, Inc.	299,666	*	299,666	—	—%

Baystate Health, Inc.	436,114	*	436,114	—	—%
Beebe Medical Center	172,074	*	172,074	—	—%
Bethesda Hospital Inc.	644,226	*	468,528	175,698	*
Billings Clinic	34,322	*	34,322	—	—%
Blount Memorial Hospital, Inc.	18,483	*	18,483	—	—%
Bon Secours Mercy Health, Inc. (2)	630,178	*	630,178	—	—%
Cabell Huntington Hospital, Inc.	247,630	*	247,630	—	—%
Cape Fear Valley Health System	421,309	*	421,309	—	—%
Capstone Health Alliance, Inc.	21,161	*	21,159	2	*
Carilion Clinic	78,020	*	78,020	—	—%
The Carle Foundation	379,887	*	54,628	325,259	*
Carroll Hospital Center, Inc.	118,063	*	73,881	44,182	*
Carteret County General Hospital Corporation	92,009	*	92,009	—	—%
Catawba Valley Medical Center	177,677	*	177,677	—	—%
Central Maine Healthcare Corporation	43,395	*	43,395	—	—%
The Charlotte-Mecklenburg Hospital Authority d/b/a Atrium Health	508,128	*	508,128	—	—%
Chesapeake Hospital Authority	203,172	*	203,172	—	—%
Commonwealth Health Corporation, Inc.	246,736	*	246,736	—	—%
Community Memorial Hospital	61,502	*	61,502	—	—%
Community Methodist Hospital, Inc.	11,766	*	11,766	—	—%
Conway Hospital, Inc.	108,027	*	108,027	—	—%
Davis Memorial Hospital	65,147	*	65,147	—	—%
Dignity Health (2)	3,702,592	3.0%	3,702,592	—	—%
The East Alabama Healthcare Authority	196,000	*	196,000	—	—%
Edward-Elmhurst Healthcare	316,512	*	316,512	—	—%
Einstein Healthcare Network	149,496	*	74,747	74,749	*
Eisenhower Medical Center	226,965	*	194,541	32,424	*
El Camino Hospital	97,891	*	32,629	65,262	*
Ephraim McDowell Health, Inc.	109,723	*	109,723	—	—%
Fairview Health Services	1,689,282	1.4%	272,603	1,416,679	1.2%
Firelands Regional Medical Center	114,395	*	114,395	—	—%
FirstHealth of the Carolinas, Inc.	38,910	*	38,910	—	—%
Frederick Health Hospital	66,764	*	66,764	—	—%
Fresno Community Hospital and Medical Center	485,087	*	485,087	—	—%
Gaston Memorial Hospital, Incorporated	293,162	*	293,162	—	—%
Geisinger System Services	956,233	*	956,233	—	—%
General Health System	246,894	*	246,894	—	—%
GNYHA Purchasing Alliance, LLC	2,072,429	1.7%	2,002,745	69,684	*
Greater Baltimore Medical Center, Inc.	213,444	*	213,444	—	—%
H. Lee Moffitt Cancer Center & Research Institute	360,895	*	360,895	—	—%
Halifax Regional Medical Center, Inc.	45,862	*	45,862	—	—%
Health Enterprises Cooperative	311,912	*	195,219	116,693	*
HealthComp, Inc.	846,729	*	846,729	—	—%
Heartland Regional Medical Center d/b/a Heartland Health	55,844	*	55,844	—	—%
Henderson County Hospital Corporation	16,116	*	16,116	—	—%

Henry Ford Health System	862,954	*	862,954	—	—%
Herbert J. Thomas Memorial Hospital Association	104,256	*	52,128	52,128	*
Heritage Valley Health System, Inc.	208,123	*	58,123	150,000	*
Hospital Shared Services Association	127,151	*	127,151	—	—%
Iredell Memorial Hospital, Incorporated	35,492	*	17,747	17,745	*
Jefferson Hospital Association, Inc. d/b/a Jefferson Regional Medical Center	47,217	*	23,610	23,607	*
Johnston Memorial Hospital, Inc.	128,598	*	128,598	—	—%
Kettering Medical Center	595,477	*	595,477	—	—%
Kuakini Health System	153,941	*	153,941	—	—%
Lenoir Health Services, Inc.	35,155	*	11,719	23,436	*
Lexington Medical Center	94,770	*	47,386	47,384	*
Loma Linda University Medical Center	525,957	*	328,999	196,958	*
Louisiana Health Systems Corporation d/b/a Lafayette General Medical Center	282,531	*	282,531	—	—%
McLaren Health Care Corporation(2)	986,905	*	986,905	—	—%
Mercy Health Services, Inc.	33,437	*	33,437	—	—%
Meritus Medical Center, Inc.	32,596	*	32,596	—	—%
The Methodist Hospitals, Inc.	261,530	*	74,725	186,805	*
Methodist Hospital of Dallas	520,750	*	520,750	—	—%
Methodist Medical Center of Illinois	378,558	*	378,558	—	—%
MHS Purchasing LLC	252,875	*	252,875	—	—%
Monongalia Health System, Inc.	140,361	*	26,757	113,604	*
Monument Health Rapid City Hospital, Inc.	467,856	*	105,206	362,650	*
The Moses H. Cone Memorial Hospital Operating Corporation	227,604	*	227,604	—	—%
Mount Sinai Hospital Medical Center of Chicago	56,460	*	56,460	—	—%
Mount Sinai Medical Center of Florida, Inc.	61,933	*	61,933	—	—%
Mountain States Health Alliance	538,228	*	538,228	—	—%
Murray Calloway County Public Hospital Corporation	13,212	*	13,212	—	—%
Nemours Foundation	249,927	*	249,927	—	—%
Northwest Hospital Center, Inc.	102,844	*	64,327	38,517	*
Northwestern Memorial HealthCare	68,429	*	68,429	—	—%
Norton Hospitals, Inc.	329,728	*	329,728	—	—%
Pandion Sourcing National LLC	171,134	*	171,134	—	—%
Park Nicollet Health Services	492,948	*	492,948	—	—%
PeaceHealth	716,220	*	716,220	—	—%
Peninsula Regional Medical Center	48,205	*	48,205	—	—%
Pleasant Valley Hospital, Inc.	7,870	*	7,870	—	—%
Prairie Health Ventures, LLC	93,494	*	93,494	—	—%
Presbyterian Healthcare Services	469,998	*	95,714	374,284	*
Riverside Healthcare Association, Inc.(2)	330,000	*	330,000	—	—%
Rochester General Health System(2)	549,824	*	549,824	—	—%
Rush Health Systems, Inc.	21,473	*	21,473	—	—%
Salem Health	34,485	*	34,485	—	—%
Scottsdale Healthcare Hospitals d/b/a HonorHealth	111,130	*	111,130	—	—%
Sinai Hospital of Baltimore, Inc.	419,389	*	262,315	157,074	*

Smyth County Community Hospital	56,104		*	56,104	—	—%
South Broward Hospital District d/b/a Memorial Healthcare System	726,553		*	726,553	—	—%
South Central Regional Medical Center	103,575		*	103,575	—	—%
Southcoast Health System, Inc.	71,357		*	17,837	53,520	*
Southeastern Regional Medical Center	23,345		*	23,345	—	—%
Southwest General Health Center	159,393		*	146,487	12,906	*
SSM Health Care Corporation	1,146,586		*	1,146,586	—	—%
St. Elizabeth Medical Center, Inc.	334,967		*	52,345	282,622	*
Saint Francis Hospital, Inc.	572,490		*	572,490	—	—%
St. Joseph’s/Candler Health System, Inc.	277,467		*	277,467	—	—%
St. Lukes Hospital	620,096		*	620,096	—	—%
St. Mary’s Medical Center, Inc.	112,720		*	37,572	75,148	*
Summa Health	122,512		*	122,512	—	—%
Sun Alliance LLC	155,610		*	155,610	—	—%
T.J. Samson Community Hospital, Inc.	18,460		*	18,460	—	—%
Takoma Regional Hospital, Inc.	45,573		*	45,573	—	—%
Tanner Medical Center, Inc.	156,468		*	26,183	130,285	*
Texas Health Resources(2)	1,908,703		1.6%	1,908,703	—	—%
TJUH System	122,502		*	122,502	—	—%
UHS of Delaware, Inc.(2)	2,232,680		1.8%	2,232,680	—	—%
UMC Holding, Inc.	40,010		*	40,010	—	—%
University Health System, Inc.	64,371		*	35,757	28,614	*
University Hospitals Health System, Inc.	1,132,912		*	161,848	971,064	*
The University of Texas M.D. Anderson Cancer Center	176,189		*	176,189	—	—%
The University of Texas Medical Branch	31,675		*	31,675	—	—%
The University of Texas Southwestern Medical Center	47,820		*	47,820	—	—%
UPMC Western Maryland	201,759		*	201,759	—	—%
Vantage Health Group	80,374		*	50,846	29,528	*
Vantage Purchasing Partners, LLC	243,814		*	183,814	60,000	*
The Washington Hospital	102,112		*	102,112	—	—%
Watauga Medical Center, Inc.	13,937		*	13,937	—	—%
Wayne Memorial Hospital, Inc.	40,155		*	19,585	20,570	*
Weirton Medical Center, Inc.	11,998		*	11,998	—	—%
Wellforce, Inc.	28,908		*	28,908	—	—%
West Virginia United Health System, Inc.	754,646		*	646,840	107,806	*
White River Medical Center, Inc.	28,930		*	28,930	—	—%
Winter Haven Hospital, Inc.	18,877		*	18,877	—	—%
Woman’s Hospital Foundation	144,973		*	144,973	—	—%
Yankee Alliance Inc.	31,532		*	31,532	—	—%
Yankee Alliance, LLC	167,307		*	167,307	—	—%
Yankee Alliance Supply Chain Solutions, LLC	2,050,602		1.7%	2,034,872	15,730	*

Subtotal	57,109,207		46.9%	49,440,924	7,668,283	6.3%
Other Selling Stockholders(3)	702,490	(3)	*	702,490	—	—%

Total	57,811,697		47.4%	50,143,414	7,668,283	6.3%

*	Represents less than 1.0%.
(1)

Percentage of beneficial ownership is based upon 121,867,563 shares of Class A common stock which represents 71,724,149 Class A shares outstanding as of July 31, 2020 plus the 50,143,414 shares of Class A common stock issued in connection with the Merger. Because the Selling Stockholders are not obligated to sell any portion of their Shares shown as offered by them, we cannot estimate the actual number or percentage of our Class A common stock that will be held by the Selling Stockholders upon completion of this offering. Selling Stockholders may offer for sale all, some or none of their Shares listed in the table above. For purposes of this table, however, we have assumed that, after completion of the offering, none of the Shares covered by this prospectus will be held by Selling Stockholders.

(2)	A current or former executive officer of the Selling Stockholder serves, or served during the last three years, as a member of our Board of Directors.
(3)

There may be additional Selling Stockholders who have not yet been identified at this time. For purposes of this table, we have assumed that “Other Selling Stockholders” do not own shares of Class A common stock except those received pursuant to the Merger Agreement. We intend to file a prospectus supplement, post-effective amendment, or current report on Form 8-K, as may be permitted, to identify these Selling Stockholders before they may offer or sell their securities, as and when required.

PLAN OF DISTRIBUTION

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “PINC.” We are registering the Shares to provide the holders with freely tradable securities, but the registration of these shares does not necessarily mean that any of these shares will be offered or sold by the holders. As used in this prospectus, “Selling Stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale- related transfer.

We will not receive any proceeds from the sale of Shares from time to time by any Selling Stockholders. All costs, fees and other expenses incurred in connection with the registration of the Shares (including all registration and filing fees, Financial Industry Regulatory Authority, or FINRA, fees, NASDAQ listing fees, fees and expenses of our counsel and accountants and blue sky fees and expenses) will be borne by us, except that the Selling Stockholders will bear any brokerage commissions or underwriting discounts or commissions, and other selling expenses for accounting, tax or legal services incurred by such Selling Stockholders in disposing of the Shares.

The Selling Stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the Shares covered by this prospectus through underwriters, broker-dealers or agents, or directly to purchasers, who may receive compensation in the form of commissions from the Selling Stockholders and from the purchasers of such shares for whom they may act as agent.

The Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. These prices will be determined by the Selling Stockholders or by agreement between the Selling Stockholders and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale. The Selling Stockholders may dispose of Shares or interests therein by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our Class A common stock may be listed at the time of sale, including the NASDAQ;

•	in the over-the-counter market;

•	in transactions otherwise than on NASDAQ or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

•	by any other method permitted pursuant to applicable law.

These transactions may include block transactions (in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction) or crosses (in which the same broker-dealer acts as agent on both sides of the trade). Other than Rule 10b5-1 plans that may be adopted from time to time by one or more Selling Stockholders, the Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Stockholders. To our knowledge, none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers.

Selling Stockholders also may resell all or a portion of their Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided the requirements of such rule are met, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any brokers-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution or sale of Shares pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such distribution or sales. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares of our Class A common stock to engage in market-making activities with respect to the particular shares of our Class A common stock being distributed. This may affect the marketability of the shares of our Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

In addition, we have agreed to pay all expenses incidental to the registration of the Shares, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of Shares. The Selling Stockholders may agree to indemnify any agent or broker-dealer that participates in transactions involving sales of Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered by this prospectus will be passed upon for us by McDermott Will & Emery LLP.

EXPERTS

The consolidated financial statements of Premier, Inc. appearing in Premier, Inc.’s Annual Report (Form 10-K) for the fiscal year ended June 30, 2019 (including the financial statement schedule listed in the Index at Item 15(a)(2) appearing therein), and the effectiveness of Premier, Inc.’s internal control over financial reporting as of June 30, 2019 (excluding the internal control over financial reporting of Stanson Health, Inc.), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Premier, Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Stanson Health, Inc. from the scope of such firm’s audit of internal control over financial reporting, included therein and incorporated herein by reference. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which will be paid by the registrant.

SEC registration fee	$223,962
Legal fees and expenses (including Blue Sky fees)	100,000
Accounting fees and expenses	25,000
Printing fees	5,000
Miscellaneous expenses	10,000

Total	$363,962

All amounts in the table above, except the SEC registration fee, are estimated. These amounts do not include expenses of preparing and printing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to offerings of the securities from time to time. Estimated fees and expenses associated with future offerings will be provided in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, for any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Our certificate of incorporation provides that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our certificate of incorporation also provides that, upon satisfaction of specified conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any threatened, pending or completed action or proceeding, and permits us to secure insurance on behalf of any officer or director for any liability against such person regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of the certificate of incorporation or otherwise.

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification of expenses and liabilities incurred by the indemnified individual in connection with a proceeding related to his or her service (including, among other things, attorneys’ fees, judgements, fines, ERISA excise taxes and penalties and settlement amounts) to us as a director, executive officer, employee or other agent.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under or based on any statute, provision of our certificate of incorporation, or our bylaws or an agreement, vote of stockholders or disinterested directors or otherwise.

We expect to maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we acknowledge that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement†

2.1	Agreement and Plan of Merger, dated as of August 11, 2020, by and among Premier Healthcare Alliance, L.P., BridgeCo, LLC and Premier, Inc. (Incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on August 11, 2020 - Commission File No. 001-36092.)

3.1	Certificate of Incorporation of Premier, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Premier, Inc. filed on August 26, 2013 - Commission File No. 333-190828.)

3.2	Amended and Restated Bylaws of Premier, Inc., effective as of October 24, 2019 (Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on October 25, 2019)

4.1	Form of Class A common stock certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 of Premier, Inc. filed on September 16, 2013 - Commission File No. 333-190828.)

5.1	Opinion of McDermott Will & Emery LLP re: legality*

10.1	Amended and Restated Limited Partnership Agreement of Premier Healthcare Alliance, L.P. entered into as of September 25, 2013 and effective as of October 1, 2013 (Incorporated by reference to Exhibit 10.1 to the Form 8-K of Premier, Inc. filed on October 7, 2013 – Commission File No. 001-36092.)

10.1	First Amendment to Amended and Restated Limited Partnership Agreement of Premier Healthcare Alliance, L.P. entered into as of January 27, 2014 (Incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on November 12, 2014 – Commission File No. 001-36092.)

10.1.2	Second Amendment to Amended and Restated Limited Partnership Agreement of Premier Healthcare Alliance, L.P. entered into as of November 6, 2017 (Incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on November 6, 2017 – Commission File No. 001-36092.)

23.1	Consent of Ernst & Young LLP*

23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)*

*	Filed herewith.
†	To be filed, if necessary, by a post-effective amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(d)

The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on August 11, 2020.

PREMIER, INC.

By:	/s/ SUSAN D. DEVORE
Name:	Susan D. DeVore
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each of the undersigned executive officers and directors of Premier, Inc. hereby severally constitute and appoint each of Susan D. DeVore, Craig S. McKasson and David L. Klatsky as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 413 or 462 under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SUSAN D. DEVORE Susan D. DeVore	Chief Executive Officer and Director (principal executive officer)	August 11, 2020

/s/ CRAIG S. MCKASSON Craig S. McKasson	Chief Financial Officer, Chief Administrative Officer and Senior Vice President (principal financial and accounting officer)	August 11, 2020

/s/ BARCLAY E. BERDAN Barclay E. Berdan	Director	August 11, 2020

/s/ JOHN T. BIGALKE John T. Bigalke	Director	August 11, 2020

/s/ HELEN M. BOUDREAU Helen M. Boudreau	Director	August 11, 2020

/s/ STEPHEN R. D’ARCY Stephen R. D’Arcy	Director	August 11, 2020

/s/ JODY R. DAVIDS Jody R. Davids	Director	August 11, 2020

/s/ PETER S FINE Peter S. Fine	Director	August 11, 2020

/s/ DAVID H. LANGSTAFF David H. Langstaff	Director	August 11, 2020

/s/ WILLIAM E. MAYER William E. Mayer	Director	August 11, 2020

/s/ MARC D. MILLER Marc D. Miller	Director	August 11, 2020

/s/ MARVIN R. O’QUINN Marvin R. O’Quinn	Director	August 11, 2020

/s/ SCOTT REINER Scott Reiner	Director	August 11, 2020

/s/ TERRY SHAW Terry Shaw	Director	August 11, 2020

/s/ RICHARD J. STATUTO Richard J. Statuto	Director	August 11, 2020

/s/ ELLEN C. WOLF Ellen C. Wolf	Director	August 11, 2020